Exhibit 11

                     COMPUTATION OF EARNING PER COMMON SHARE
                                   (unaudited)

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                                                             For the three months                     For the nine months
                                                                    ended                                    ended
                                                                   June 30                                  June 30
                                                        ------------------------------------     ----------------------------------
                                                            1998                1997               1998               1997
                                                            ----                ----               ----               ----
Basic Earnings per share:
Net Income                                               $ 335,728             $ 407,119            $257,552         $ 588,541
Less Cumulative Preferred Stock
   Dividends                                                31,250                  -                 43,750              -
                                                            ------                                    ------
Income available to Common
   Stockholders                                            304,478               407,119             213,802           588,541
                                                           -------               -------             -------           -------
   Weighted-average number of
     common shares outstanding                           6,908,152             6,685,049           6,830,341         6,683,269
                                                         ---------             ---------           ---------         ---------
Basic Earnings per share                                    $  .04               $   .06             $   .03           $   .09
                                                            ------               -------             -------           -------
Diluted Earnings per share:
   Income available to Common Stock-
     holders (from above)                                  304,478               407,119             213,802           588,541
   Add back cumulative preferred
     stock dividends                                        31,250                  -                  Note                -
                                                            ------                                     ----
   Income available to Common and
     Common Equivalent Stockholders                        335,728               407,119             213,802           588,541
                                                           -------               -------             -------           -------
   Weighted-average number of common
      shares outstanding                                 6,908,152             6,685,049           6,830,341         6,683,269
    Excess of shares issuable for the
     assumed exercise of options and
     warrants over the number of shares
     possible of repurchase using the
     proceeds from the exercise of such
     options and warrants at the average
     market price (treasury stock  method)               2,222,614             1,568,053             740,871         1,605,781
   Shares issuable for the assumed
     conversion of convertible preferred
     Stock                                               1,515,151                 -                   Note               -
                                                         ---------                                     ----
    Weighted-average number of common
      and common equivalent shares
      outstanding                                       10,645,917             8,253,102           7,571,212         8,289,050
                                                        ----------             ---------           ---------         ---------
Diluted Earnings per share                                  $ .03                  $ .05               $ .03             $ .07
                                                            -----                  -----               -----             -----

Note: For the nine-month period ended June 30, 1998, the conversion of preferred stock has not been assumed due to an antidilutive impact on the calculation of diluted earnings per share.

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